UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Jonathan W. Blado Blado Kiger, P.S. Registered Agent of Rainier Pacific Financial Group, Inc. Bank of America Building, 2nd Floor 3408 South 23rd Street Tacoma, Washington	98405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (253) 272-2997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On Friday, February 26, 2010, Rainier Pacific Bank (the “Bank”), the wholly-owned subsidiary and principal asset of Rainier Pacific Financial Group, Inc. (the “Company”), was closed by the State of Washington, Department of Financial Institutions, Division of Banks (the “DFI”) and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank.

In connection with the closure of the Bank, the FDIC issued a press release, dated February 26, 2010, announcing the following:

•	The FDIC entered into a purchase and assumption agreement with Umpqua Bank, Roseburg, Oregon (“Umpqua Bank”), to assume all of the deposits of Rainier Pacific Bank.

•
Rainier Pacific Bank’s 14 full service offices will reopen, during normal business hours, as branches of Umpqua Bank.  Depositors of Rainier Pacific Bank will automatically become depositors of Umpqua Bank. Deposits will continue to be insured by the FDIC, up to the applicable limits established by law.

•	In addition to assuming Rainier Pacific Bank’s deposits, Umpqua Bank agreed to purchase approximately $670 million of the assets of Rainier Pacific Bank.
•
Customers who have questions about the foregoing matters, or who would like more information about the closure of Rainier Pacific Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/rainier.html, or call the FDIC toll-free at 1-800-830-4725.

A complete copy of the FDIC’s press release can be found on the Internet at http://www.fdic.gov/news/news/press/2010/pr10041.html.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2010, immediately following the closure of the Bank, all of its directors resigned from the board of directors of Rainier Pacific Bank: John A. Hall, Edward J. Brooks, Karyn R. Clarke, Bruce W. Valentine, Charles E. Cuzzetto, Stephen M. Bader, Brian E. Knutson, Victor J. Toy and Alfred H. Treleven, III.

Item 8.01 Other Events

The Company’s shares of Rainier Pacific Bank were its principal asset. The Company does not expect to receive anything from FDIC or the purchaser of the Bank, for the Company’s interest in the Bank. Accordingly, as a result of the Company’s current financial condition, the board of directors of the Company has retained special counsel to evaluate the Company’s options for winding down the affairs of the Company. The alternatives under consideration include the dissolution and winding up of the Company by its board of directors, pursuant to the Washington Business Corporation Act, or filing a voluntary petition seeking relief under Chapter 7 of Title 11 of the United States Code.

A copy of the Company’s press release regarding the foregoing event is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1	Press release dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: February 26, 2010	By:	/s/ John A. Hall
John A. Hall
President and Chief Executive Officer (Principal Executive Officer)

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